Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM S-3
(Form type)
Cousins Properties Incorporated
Cousins Properties LP
(Exact name of Registrant as specified in its charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid	Equity	Common Stock of Cousins Properties Incorporated	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
Fees to Be Paid	Equity	Depositary Shares of Cousins Properties Incorporated (5)	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
Fees to Be Paid	Equity	Warrants of Cousins Properties Incorporated	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
Fees to Be Paid	Equity	Preferred Stock of Cousins Properties Incorporated (6)	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
Fees to Be Paid	Debt	Debt Securities of Cousins Properties LP	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
Fees to Be Paid	Debt	Guarantees of Debt Securities by Cousins Properties Incorporated (7)	456(b) and 457(r)	(1)	(4)	(4)	--	(2)
	Total Offering Amounts							(1)
	Total Fees Previously Paid							--
	Total Fee Offsets							$43,524 (2)(3)
	Net Fee Due							--
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	Cousins Properties Incorporated	424(b)(5)	333-236822	8/3/2021		$43,089 (2)	Equity	Common Stock	—	$394,949,683
Fee Offset Sources	Cousins Properties Incorporated	424(b)(5)	333-236822		8/3/2021						$43,089 (2)
Fee Offset Claims	Cousins Properties Incorporated	424(b)(5)	333-269859	2/17/2023		$435 (3)	Equity	Common Stock	—	$394,949,683
Fee Offset Sources	Cousins Properties Incorporated	424(b)(5)	333-269859		2/7/2023						$43,524(3)
(1)This Registration Statement registers an unspecified amount of securities of each identified class. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder.
(2)The registrant previously filed a prospectus supplement, dated August 3, 2021 (the “First Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333- 236822), filed with the Securities and Exchange Commission on March 2, 2020, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 under its then current “at-the-market” program. In connection with the filing of the First Prospectus Supplement, the total registration fee of $54,550 was paid. Shares of common stock having an aggregate offering price of up to $394,949,683 were not sold under the First Prospectus

Supplement. The offering that included the unsold securities under the First Prospectus Supplement was terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $43,089 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the First Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.
(3)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. The registrant previously filed a prospectus supplement, dated February 17, 2023 (the “Second Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-269859), filed with the Securities and Exchange Commission on February 17, 2023, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $394,949,683 under its then current “at-the-market” program. In connection with the filing of the Second Prospectus Supplement, the total registration fee of $435 was paid. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $394,949,683 were not sold under the Second Prospectus Supplement. The offering that included the unsold securities under the Second Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $43,524 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the First Prospectus Supplement and the Second Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.
(4)Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3.
(5)Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)Includes the presently indeterminate number of shares of common stock, if any, as may be issued upon any conversion of preferred stock.
(7)No separate consideration will be received for any guarantee of debt securities. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.